Exhibit 99.1

Press Release

Investor Contact: Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@walterinvestment.com

FOR IMMEDIATE RELEASE

January 4, 2017

Walter Investment Management Corp. Announces Execution of

Definitive Agreement for Sale of Insurance Business to Assurant, Inc.

(TAMPA, FL) – Walter Investment Management Corp. (NYSE: WAC) (“Walter” or the “Company”) today announced that it has executed a Stock Purchase Agreement (“SPA”) pursuant to which Walter has agreed to sell 100% of the stock of its indirect, wholly-owned subsidiary, GTI Holdings Corp. (“GTIH”), which is the holding company of Walter’s primary licensed insurance agency, Green Tree Insurance Agency, Inc., to a wholly-owned subsidiary of Assurant, Inc. (“Assurant”), for a purchase price of $125.0 million in cash, subject to adjustment as specified in the SPA. Under the SPA, an affiliate of Assurant has also agreed to make potential earn out payments, in an aggregate amount of up to $25.0 million in cash, to a direct, wholly-owned subsidiary of Walter, with the amount of such payments to be based upon the gross written premium of certain voluntary homeowners’ insurance written by certain affiliates of Assurant over a specified timeframe.

The aforementioned transaction is subject to various closing conditions, including the expiration or earlier termination of the Hart-Scott-Rodino waiting period.

“We are pleased to have executed the SPA with Assurant relating to the sale of our insurance business. This transaction is expected to reduce the complexity of our business operations and allow us to better focus on our process efficiency efforts to improve the performance of our core servicing and originations businesses,” said Anthony N. Renzi, Walter’s Chief Executive Officer and President. “We look forward to continuing our relationship with Assurant.”

Financial Advisor

Morgan Stanley & Co. LLC acted as financial advisor to Walter.

About Walter Investment Management Corp.

Walter Investment Management Corp. is a diversified mortgage banking firm focused primarily on the servicing and origination of residential loans, including reverse loans. Based in Tampa, Fla., the Company has approximately 5,000 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com. The information on our website is not a part of this release.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” “targets,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, the possibility that the sale transaction will not close on the expected timetable or at all, the possibility that the transaction will not provide some or all of its anticipated benefits, the possibility that no earn-out amount will be paid and those factors, risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, and in our other filings with the Securities and Exchange Commission.

In addition, this press release may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets.

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